Exhibit 99.1
Contact:
Deborah S. Lorenz
Senior Director
Investor Relations and Corporate Communications
Molecular Insight Pharmaceuticals, Inc.
(617) 871-6667
dlorenz@molecularinsight.com
FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals Announces Board and Senior Management Appointments
— Company Adopts Shareholder Rights Plan
Cambridge, MA, February 2, 2009 — As a result of actions taken by its Board of Directors on January 30, 2009, Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) announced several Board and management appointments. Anthony F. Martin, Ph.D., was elected Non-Executive Chairman of the Board. John W. Babich, Ph.D., was elected Chief Executive Officer. Dr. Babich had served as Interim Chairman and Chief Executive Officer since September 2008; he retains the titles of President and Chief Scientific Officer. In separate actions, Paul A. Looney was named Chief Operating Officer, replacing John E. McCray; and Paul H. Granger was appointed Vice President and General Counsel. The Board also announced adoption of a shareholder rights plan.
Dr. Martin, who has had substantial success in building early-stage life science companies and in helping them gain access to capital, will focus on the Company’s strategic initiatives to help build shareholder value. In announcing the appointments, Dr. Martin noted that: “Since the founding of Molecular Insight, Dr. Babich has played an integral role in building a pipeline of product candidates and in guiding programs through clinical trials and the FDA approval process. He will continue to oversee discovery research and development and drive clinical strategy. Mr. Looney, who is experienced in developing and growing early-stage pharmaceutical and biotech companies, will be responsible for day-to-day Company operations. We are confident that Dr. Babich and Mr. Looney will provide the strategic and tactical direction to ensure that Molecular Insight’s programs remain on track to meet clinical and developmental milestones.”
Anthony F. Martin, Ph.D. — Non-Executive Chairman of the Board
Dr. Martin, a current member of the Board, has more than 20 years’ experience in providing life science and biotechnology companies counsel on a range of strategic, management and funding issues. Dr. Martin is the Founder and Managing Partner of TMA Consultants, an organization that specializes in providing business planning and interim management for biotechnology companies. Dr. Martin has most recently served as Non-Executive Director of Prelude Trust plc, an investment trust that specialized in early-stage, technology-based businesses; and as Chairman of NeuTec Pharma plc, playing a pivotal role in guiding the biopharmaceutical company’s listing on the AIM market in the United Kingdom and its subsequent sale to Novartis. Dr. Martin has also held senior positions in a number of well-known life science businesses both in the United Kingdom and United States including: Managing Director of British Biotech Products Ltd, Chairman, President and CEO of Molecular Probes, President of Molecular Biology, Invitrogen Corporation, Chairman and CEO of AZUR Environmental, CEO of Celsis International plc, as well as senior leadership roles at Amersham International plc. Dr. Martin holds a Ph.D. in Immunology and a first class honors degree in Applied Chemistry from the Universities of Manchester and Huddersfield, UK. In addition, Dr. Martin is currently Chairman of Sphere Medical Holdings plc, Wound Solutions Ltd. and Safeguard Biosystems Holdings Ltd.
Molecular Insight Pharmaceuticals, Inc. • 160 Second Street • Cambridge, MA 02142
Tel: 617.492.5554 • Fax: 617.492.5664 • www.molecularinsight.com

Molecular Insight Pharmaceuticals Announces Board and Senior Management Appointments
— Company Adopts Shareholder Rights Plan
February 2, 2009
2
John W. Babich, Ph.D. — Chief Executive Officer, President, and Chief Scientific Officer
Dr. Babich, a founder of the company in 1997, has served as President and Chief Scientific Officer. He has been an active researcher in the field of molecular imaging and targeted radionuclide therapy for the past 25 years. Prior to founding the Company, he was Assistant Professor of Radiology at Harvard Medical School and Staff Radiopharmaceutical Chemist at Massachusetts General Hospital (MGH), Boston, Massachusetts. Prior to joining MGH, Dr. Babich was Principal Scientist and Head of the Radiopharmaceutical Section at the Institute of Cancer Research in England. Dr. Babich’s current research efforts focus on molecular imaging in cardiovascular disease, oncology and neurology. His previous research experience includes detection of breast and colorectal cancer using monoclonal antibodies, pharmacological and in vivo biological studies of novel small molecules for targeted therapy of neuroblastoma, the use of peptide-based molecular imaging agents for the detection of infection and cancer, and the use of positron emission tomography for the study of drug behavior in humans. He has published more than 100 research articles in a variety of peer-reviewed journals, as well as several book chapters and invited reviews. He is inventor or co-inventor of seven issued and pending patents licensed to, or property of, the Company. He is also co-inventor of a cardiac imaging product currently marketed by Mallinckrodt-TycoHealthcare, Inc. as Ultra-Tag. Dr. Babich recently served as President of the Society of Nuclear Medicine’s Radiopharmaceutical Science Council. Dr. Babich received a B.S. in Pharmacy from St. John’s University, an M.S. from University of Southern California, and a Ph.D. from the University of London.
Paul A. Looney — Chief Operating Officer
Mr. Looney has served in senior executive capacities with several life science and technology companies. Most recently, he was Chairman, CEO and President of BioSphere Medical, Inc., a medical device company focused on embolotherapy, the treatment of tumors and vascular malformations by occluding their blood supply. Two of its lead products were approved by the FDA. He also served as President and Chief Operating Officer of Biopure Corporation, which develops, manufactures and markets oxygen therapeutics. He led the company during completion of a Phase 3 trial and assisted in its initial public offering. During his tenure at Costar, Inc., a manufacturer of plastic laboratory and liquid handling equipment used in the life science industry, Mr. Looney served as President and Chief Operating Officer before assuming the post of Chairman and CEO. The company was acquired by Corning Corporation. Early in his career, Mr. Looney was General Manager, Vice President and Chief Operating Officer of Millipore Corporation, a life science company that provides technologies, tools and services for bioscience research and biopharmaceutical manufacturing. Prior to assuming roles in senior management, his responsibilities at Millipore encompassed worldwide sales, marketing, engineering, research and development and manufacturing. Mr. Looney attended Northeastern University.
Paul H. Granger — Vice President, General Counsel
Mr. Granger has for over 25 years provided legal counsel to U.S. and international companies. Most recently, he served as Counsel with Greenberg Traurig LLP, the 7th largest U.S. law firm. At Greenberg Traurig, Mr. Granger practiced in the corporate/securities area, primarily advising clients in life science and high technology industries. Prior to that, he provided legal and business counsel to small and mid-size companies, including an early-stage pharmaceutical products development firm. Mr. Granger advised on regulatory compliance, clinical trials, intellectual property protection, manufacturing, supply/distribution strategy, and general business matters. Mr. Granger also served as Vice President and Assistant Secretary of Arthur D. Little, Inc., where he was in charge of global contracting. Mr. Granger received a B.A. from Clark University and a J.D. from Suffolk University Law School.
Molecular Insight’s Shareholder Rights Plan
As it adopted a shareholder plan, Molecular Insight’s Board declared a dividend of one common stock purchase right on each outstanding share of Molecular Insight’s common stock. The issuance of the rights under the rights agreement will be made on February 27, 2009 to shareholders of record as of the close of business on February 13, 2009.
The rights are designed to enable all Molecular Insight shareholders to realize the full long-term value of their investment and to provide for fair and equal treatment of all shareholders in the event that an unsolicited or unfair attempt is made to acquire Molecular Insight. The Company believes that the rights agreement will help protect shareholders against abusive or unfair takeover tactics that may be used to gain control of the Company without paying a price that is in the best interest of all shareholders. The rights

Molecular Insight Pharmaceuticals Announces Board and Senior Management Appointments
— Company Adopts Shareholder Rights Plan
February 2, 2009
3
agreement was not adopted in response to any known offers to acquire Molecular Insight and is similar to rights agreements adopted by many other companies.
The rights will be exercisable only if a person or group acquires 20% or more of the Company’s outstanding common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 20% or more of the outstanding common stock.
Each right will initially entitle its holder to buy one-half of one share of Molecular Insight’s common stock at an initial exercise price of $35.00 per one full share of common stock, subject to adjustment. If any person becomes a 20% or more shareholder of the Company, then each right (subject to certain limitations) will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of common stock of Molecular Insight or of the acquirer having a market value at the time of twice the right’s full share exercise price.
Molecular Insight’s Board of Directors may redeem the rights for $0.001 per right at any time prior to the time when the rights become exercisable. Unless the rights are redeemed, exchanged or terminated earlier, they will expire on January 30, 2019.
Additional details regarding the rights agreement are contained in a current report on Form 8-K to be filed by Molecular Insight with the Securities and Exchange Commission and in a letter to be mailed to all shareholders on or about February 27, 2009.
Any questions regarding this rights plan should be referred to the Company’s General Counsel, Paul H. Granger, who can be reached at (617) 871-6973.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a Cambridge, Massachusetts-based biopharmaceutical company specializing in the emerging field of molecular medicine, applying innovations in the identification and targeting of disease at the molecular level to improve healthcare for patients with life-threatening diseases. The Company is focused on discovering, developing, and commercializing innovative molecular imaging radiopharmaceuticals and targeted molecular radiotherapeutics with initial applications in the areas of cardiology and oncology. Molecular Insight’s lead molecular imaging radiopharmaceutical product candidate, Zemiva™, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. The Company’s imaging candidate, Trofex™, is in development for the detection of metastatic prostate cancer. Molecular Insight’s lead molecular radiotherapeutic product candidates, Azedra™ and Onalta™, are being developed for detection and treatment of cancer. In addition, the Company has a growing pipeline of product candidates resulting from application of its proprietary platform technologies to new and existing compounds. For more information, visit www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about the development of AzedraTM, OnaltaTM, ZemivaTM, TrofexTM and our other product candidates. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: www.molecularinsight.com. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.
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